FIRST WATCH RESTAURANT GROUP, INC. ANNOUNCES PRELIMINARY OPERATIONAL METRICS FOR THE FOURTH QUARTER AND FISCAL YEAR 2022

BRADENTON, FL — January 9, 2023 — First Watch Restaurant Group, Inc. (NASDAQ: FWRG) (“First Watch” or the “Company”), the Daytime Dining concept serving breakfast, brunch and lunch, today reported certain preliminary operational results for the thirteen weeks ended December 25, 2022 (“fourth quarter”) and fiscal year ended December 25, 2022 (“2022”).

Management Commentary:

“First Watch delivered another strong year,” said Chris Tomasso, Chief Executive Officer and President of First Watch. “While the entire industry struggled through a challenging macro environment, we once again distinguished ourselves by achieving same-restaurant sales growth of 14.5% in 2022 – driven largely by same-restaurant traffic growth. I am proud of our teams for their leadership throughout the year and especially in the fourth quarter when they overcame the impacts of Hurricane Ian and Winter Storm Elliott to deliver same-restaurant sales growth. As we look toward 2023, we believe that we are uniquely positioned to not only capitalize on the increasing consumer demand for Daytime Dining but to continue to provide our exceptional experience that has kept customers coming to us for decades.”

Sales and Traffic Highlights:

	Fourth Quarter	2022
Same-Restaurant Sales Growth	+7.7%	+14.5%
Same-Restaurant Sales Growth compared to 2019 (*)	+29.3%	+29.6%
Same-Restaurant Traffic Growth	-0.6%	+7.7%
Same-Restaurant Traffic Growth compared to 2019 (*)	+5.2%	+6.5%
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* Comparison to the thirteen weeks ended December 29, 2019 and fiscal year ended December 29, 2019 is provided for enhanced comparability.

During the fourth quarter, Hurricane Ian forced temporary closures of First Watch restaurants in Florida, South Carolina and Georgia. We believe that Hurricane Ian had a negative impact of at least 0.7% on both same-restaurant sales growth and same-restaurant traffic growth in the fourth quarter.

Restaurant Development:
During 2022, there were 43 system-wide restaurant openings consisting of 29 company-owned restaurants and 14 franchise-owned restaurants.

During the fourth quarter, First Watch opened 16 system-wide restaurants consisting of 11 company-owned restaurants and 5 franchise-owned restaurants. One company-owned restaurant that was expected to open in December 2022 was slightly delayed and is now open.

At December 25, 2022, First Watch had 474 system-wide restaurants, consisting of 366 company-owned restaurants and 108 franchise-owned restaurants across 29 states.

Upcoming Conference Participation:

As previously announced, Chris Tomasso, Chief Executive Officer and President, and Mel Hope, Chief Financial Officer, will host a fireside chat at the 25th Annual ICR Conference today at 10:30 a.m. Eastern Time. The fireside chat webcast will be available at https://investors.firstwatch.com in the News & Events section and will be archived on the site shortly after it has concluded.

The Company will also participate in a pre-recorded fireside chat at the Jefferies 12th Annual Winter Restaurant, Foodservice, Gaming, Lodging & Leisure Summit, which will be available for on-demand viewing beginning on January 21, 2023 at https://investors.firstwatch.com in the News & Events section. An archived replay of the webcast will be available for 30 days following the conference. Management will host meetings at the conference with institutional investors on January 23-24, 2023 and interested parties should contact their Jefferies salesperson to request a meeting.

Definitions:
The following definitions apply to these terms as used in this release:
Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”). At December 25, 2022, there were 301 restaurants in the one-year Comparable Restaurant Base and 207 restaurants in the three-year Comparable Restaurant Base. We gather daily sales data and regularly analyze the customer traffic counts and the mix of menu items sold to aid in developing menu pricing, product offerings and promotional strategies designed to produce sustainable same-restaurant sales growth.

Same-restaurant traffic growth: the percentage change in traffic counts as compared to the same period in the prior year using the Comparable Restaurant Base. At December 25, 2022, there were 301 restaurants in the one-year Comparable Restaurant Base and 207 restaurants in the three-year Comparable Restaurant Base. We gather daily traffic data and regularly analyze customer traffic to aid in developing menu pricing, product offerings and promotional strategies.

System-wide restaurants: the total number of restaurants, including all company-owned and franchise- owned restaurants.

About First Watch:
First Watch is an award-winning Daytime Dining concept serving made-to-order breakfast, brunch and lunch using fresh ingredients. A recipient of hundreds of local “Best Breakfast” and “Best Brunch” accolades, First Watch’s chef-driven menu includes elevated executions of classic favorites along with First Watch specialties such as the protein-packed Quinoa Power Bowl®, Farmstand Breakfast Tacos, Avocado Toast, Chickichanga, Morning Meditation (juiced in-house daily), Vodka Kale Tonic and its famous Million Dollar Bacon. In 2022, First Watch was awarded a sought-after MenuMasters honor by Nation’s Restaurant News for its seasonal Braised Short Rib Omelet, recognized with ADP’s coveted Culture at Work award and named a Top 100 Most Loved Workplace® by Newsweek and the Best Practice Institute. In 2021, First Watch was recognized as FSR Magazine’s Best Menu and as the fastest-growing full-service restaurant chain based on unit growth. There are more than 470 First Watch restaurants in 29 states and the restaurant concept is majority owned by Advent International, one of the world’s largest private-equity firms. For more information, visit www.firstwatch.com.

Forward-Looking Statements

In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning First Watch’s possible or assumed future results of operations, new restaurant openings, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “target,” “may,” “will,” “should,” “future,” “propose,” “preliminary,” “outlook,” “guidance,” “on track” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: uncertainty regarding ongoing hostility between Russia and Ukraine and the related impact on macroeconomic conditions, including inflation, as a result of such conflict or other related events; our vulnerability to changes in economic conditions and consumer preferences; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; adverse effects of the COVID-19 pandemic or other infectious diseases; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same-restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; unsuccessful financial performance of our franchisees; our limited control over our franchisees’ operations; our inability to maintain good relationships with our franchisees; conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media; our limited number of suppliers and distributors for several of our frequently used ingredients and shortages or disruptions in the supply or delivery of such ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify, hire, train and retain qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism; our inability to secure additional capital to support business growth; our level of indebtedness; failure to comply with covenants under our credit facility; and the interests of our majority stockholder may differ from those of public stockholders. For additional discussion of factors that could impact our operational and financial results, please refer to our Annual Report on Form 10-K for the fiscal year ended December 26, 2021, our Quarterly Report on Form 10-Q for the quarterly period ended March 27, 2022 and our subsequent filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

Investor Relations Contact

Raphael Gross

203.682.8253

investors@firstwatch.com

Media Relations Contact

FirstWatch@icrinc.com

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